EXHIBIT 10.10.5

“THE LIENS GRANTED PURSUANT TO THIS INSTRUMENT ARE SUBJECT AND SUBORDINATE TO THE LIENS GRANTED TO BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT, PURSUANT TO AN INTERCREDITOR AGREEMENT DATED AS OF MARCH 5, 2002 WITH BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT (THE “INTERCREDITOR AGREEMENT”).”

COLLATERAL ACCOUNT AGREEMENT

This COLLATERAL ACCOUNT AGREEMENT (this “Agreement”) is dated as of March 5, 2002 and entered into by and between CIRCUS AND ELDORADO JOINT VENTURE, a Nevada general partnership (the “Partnership”), SILVER LEGACY CAPITAL CORP., a Nevada Corporation (“Capital” and together with the Partnership, the “Pledgors”), and THE BANK OF NEW YORK, as trustee (in such capacity herein called “Secured Party”) under that certain Indenture dated as of March 5, 2002 (the “Indenture”) with respect to the 10 1/8% Mortgage Notes due 2012 (the “Notes”) issued and to be issued by Pledgors.

PRELIMINARY STATEMENTS

1.             Pledgors and Secured Party have entered into the Indenture.

2.             It is a condition under to the issuance and sale of the Notes pursuant to the Purchase Agreement dated as of February 22, 2002 by and among the Pledgors and the Initial Purchasers named therein that the Pledgors shall have executed this Agreement, and that Pledgors shall have granted the security interests and undertaken the obligations contemplated by this Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Pledgors hereby agree with Secured Party as follows:

SECTION 1.           Certain Definitions.  Terms defined in the Indenture and not otherwise defined in this Agreement shall have the meanings given those terms in the Indenture when used herein and such definitions are incorporated herein as though set forth herein in full.  In addition, the following terms used in this Agreement shall have the following meanings:

“Collateral” means (i) the Collateral Account, (ii) all amounts on deposit from time to time in the Collateral Account, (iii) all interest, cash, instruments, securities and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Collateral, and (iv) to the extent not covered by clauses (i) through (iii) above, all proceeds of any or all of the foregoing, Collateral.

“Collateral Account” means the restricted deposit account established and maintained by the Pledgors with Bank of America, N.A. (the “Administrative Agent”) pursuant to Section 2(a).

“Secured Obligations” means all obligations and liabilities of every nature of the Pledgors now or hereafter existing under or arising out of or in connection with the Indenture, the Notes and the other Collateral Documents and all extensions or renewals thereof, whether for principal, interest (including without limitation interest that, but for the filing of a petition in bankruptcy with respect to either Pledgor, would accrue on such obligations), fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Secured Party as a preference, fraudulent transfer or otherwise, and all obligations of every nature of the Pledgors now or hereafter existing under this Agreement.

SECTION 2.           Establishment and Operation of Collateral Account.

(a)           The Pledgors hereby authorize and direct [Bank of America, N.A.] to establish and maintain at its Funding and Payment Office, as a blocked account in the name of the Pledgors but under the sole dominion and control of [the Administrative Agent], a restricted deposit account designated as the “Circus and Eldorado Joint Venture.”

(b)           The Collateral Account shall be operated in accordance with the terms of this Agreement.

(c)           Anything contained herein to the contrary notwithstanding, the Collateral Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or governmental authority, as may now or hereafter be in effect.

SECTION 3.           Deposits of Cash Collateral.  All deposits of funds in the Collateral Account shall be made by wire transfer (or, if applicable, by intra-bank transfer from another account of the Pledgors) of immediately available funds, in each case addressed as follows:

Account No.:

ABA No.:

Reference:

Attention:

The Pledgors shall, promptly after initiating a transfer of funds to the Collateral Account, give notice to Secured Party by telefacsimile of the date, amount and method of delivery of such deposit.

SECTION 4.           Pledge of Security for Secured Obligations.  Each Pledgor hereby pledges and assigns to Secured Party, and hereby grants to Secured Party a security interest in, all of such Pledgor’s right, title and interest in and to the Collateral as collateral security for the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a)), of all Secured Obligations.

SECTION 5.           No Investment of Amounts in the Collateral Account:  Interest on Amounts in the Collateral Account

(a)           Cash on deposit in the Collateral Account shall not be invested but instead shall be maintained as a cash deposit in the Collateral Account pending application thereof as elsewhere provided in this Agreement.

(b)           To the extent permitted under Regulation Q of the Board of Governors of the Federal Reserve System, any cash held in the Collateral Account shall bear interest at the standard rate paid by Bank of America, N.A. to its customers for deposits of like amounts and terms.

(c)           Subject to Secured Party’s rights under Section 12, any interest earned on deposits of cash in the Collateral Account in accordance with Section 5(b) shall be deposited directly in, and held in the Collateral Account.

SECTION 6.           Representations and Warranties.  The Pledgors represent and warrant as follows:

(a)           Ownership of Collateral.  The Pledgors are (or at the time of transfer thereof to Secured Party will be) the legal and beneficial owner of the Collateral from time to time transferred by the Pledgors to Secured Party, free and clear of any Lien except for the security interest created by this Agreement and, to the extent set forth in the Intercreditor Agreement, any Liens made in favor of the Administrative Agent to secure the obligations of the Pledgors pursuant to that certain Second Amended and Restated Credit Agreement by and among the Partnership, the lenders described therein and the Administrative Agent.

(b)           Governmental Authorizations.  No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the grant by the Pledgors of the security interest granted hereby, (ii) the execution, delivery or performance of this Agreement by the Pledgors, or (iii) the perfection of or the exercise by Secured Party of its rights and remedies hereunder (except as may have been taken by or at the direction of the Pledgors).

(c)           Perfection. The pledge and assignment of the Collateral pursuant to this Agreement creates, to the extent permitted by applicable law, a valid and [perfected] security interest in the Collateral, securing the payment of the Secured Obligations.

(d)           Other Information.  All information heretofore, herein or hereafter supplied to Secured Party by or on behalf of the Pledgors with respect to the Collateral is accurate and complete in all material respects.

SECTION 7.           Further Assurances.  The Pledgors agree that from time to time, at the joint and several expense of the Pledgors, the Pledgors will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Secured Party may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral.  Without limiting the generality of the foregoing, the Pledgors will: (a) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Secured Party may request, in order to perfect and preserve the security interests granted or purported to be granted hereby and (b) at Secured Party’s request, appear in and defend any action or proceeding that may affect the Pledgors’ title to or Secured Party’s security interest in all or any part of the Collateral.

SECTION 8.           Transfers and other Liens.  Each Pledgor agrees that it will not (a) sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral or (b) create or suffer to exist any Lien upon or with respect to any of the Collateral, except for Permitted Liens.

SECTION 9.           Secured Party Appointed Attorney In-Fact.  Each Pledgor hereby irrevocably appoints Secured Party as such Pledgor’s attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor, Secured Party or otherwise, from time to time in Secured Party’s discretion to take any action and to execute any instrument that Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation to file one or more financing or continuation statements, or amendments thereto, relative to all or any part of the Collateral without the signature of such Pledgor.

SECTION 10.         Secured Party May Perform.  If either Pledgor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by the Pledgors under Section 13.

SECTION 11.         Standard of Care.  The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Collateral, it being understood that Secured Party shall have no responsibility for (a) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Collateral) to preserve rights against any parties with respect to any Collateral or (b) taking any necessary steps to collect or realize upon the Secured Obligations or any guarantee therefor, or any part thereof, or any of the Collateral.  Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property of like kind.

SECTION 12.         Remedies.

(a)           Subject to the terms of the Intercreditor Agreement, if any Event of Default or Default shall have occurred and be continuing, Secured Party may (i) transfer any or all of the Collateral to an account established in Secured Party’s name or (ii) otherwise register title to any Collateral in the name of Secured Party or one of its nominees or agents, without reference to any interest of the Pedgors.

(b)           Subject to the terms of the Intercreditor Agreement, if any Event of Default shall have occurred and be continuing, Secured Party may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in any relevant jurisdiction (the “Code”) (whether or not the Code applies to the affected Collateral).

(c)           If the proceeds of any disposition of the Collateral are insufficient to pay all the Secured Obligations, the Pledgors shall be liable for the deficiency and the fees of any attorneys employed by Secured Party to collect, such deficiency.

SECTION 13.         Indemnity and Expenses.

(a)           The Pledgors agree, jointly and severally, to indemnify Secured Party from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including, without limitation, enforcement of this Agreement), except to the extent such claims, losses or liabilities result solely from Secured Party’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

(b)           The Pledgors shall, jointly and severally, pay to Secured Party upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Secured Party may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Secured Party hereunder, or (iv) the failure by the Pledgors to perform or observe any of the provisions hereof.

SECTION 14.         Continuing Security Interest: Transfer of Loans.  This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the indefeasible payment in full of the Secured Obligations, (b) be binding upon the Pledgors, and their respective successors and assigns, and (c) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors, transferees and assigns.  Upon the indefeasible payment in full of all Secured Obligations, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Pledgors.  Upon any such termination Secured Party shall, at the Pledgors’ expense, execute and deliver to the Pledgors such documents as the Pledgors shall reasonably request to evidence such termination and the Pledgors shall be entitled to the return, upon the request and at the expense of the Pledgors, against receipt and without recourse to Secured Party, of such of the Collateral as shall not have been otherwise applied pursuant to the terms hereof.

SECTION 15.         Secured Party as Agent.

(a)           Secured Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement, the Indenture and the Intercreditor Agreement.

(b)           Secured Party shall at all times be the same Person that is Trustee under the Indenture.  Written notice of resignation by Trustee pursuant to subsection 7.08 of the Indenture shall also constitute notice of resignation as Secured Party under this Agreement; removal of Trustee pursuant to subsection 7.08 of the Indenture shall also constitute removal as Secured Party under this Agreement; and appointment of a successor Trustee pursuant to subsection 7.08 of the Indenture shall also constitute appointment of a successor Secured Party under this Agreement.  Upon the acceptance of any appointment as Trustee under subsection 7.08 of the Indenture by a successor Trustee, that successor Trustee shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Secured Party under this Agreement, and the retiring or removed Secured Party under this Agreement shall promptly execute and deliver to such successor Secured Party such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Secured Party of the security interests created hereunder, whereupon such retiring or removed Secured Party shall be discharged from its duties and obligations under this Agreement.  After any retiring or removed Trustee’s resignation or removal hereunder as Secured Party, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Secured Party hereunder.

SECTION 16.         Amendments: Etc.  No amendment or waiver of any provision of this Agreement, or consent to any departure by the Pledgors herefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

SECTION 17.         Notices.  Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex by 5:00 P.M (Pacific Time) on a Business Day, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Secured Party shall not be effective until received.  For the purposes hereof, the address of each party hereto shall be as set forth under such party’s name on the signature pages hereof or, as to either party, such other address as shall be designated by such party in a written notice delivered to the other party hereto.

SECTION 18.         Failure or Indulgence Not Waiver; Remedies Cumulative.  No failure or delay on the part of Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege.  All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

SECTION 19.         Severability.  In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 20.         Headings.  Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

SECTION 21.         Governing Law: Terms.  THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEVADA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE CODE PROVIDES THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEVADA.  Capitalized terms defined in Articles 8 and 9 of the Uniform Commercial Code as enacted in the State of Nevada but not otherwise defined herein or in the Indenture shall have the meanings set forth in Articles 8 and 9 of the Uniform Commercial Code as enacted in the State of Nevada .

SECTION 22.         Consent to Jurisdiction and Service of Process.  ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE PLEDGORS ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEVADA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT EACH PLEDGOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT.  Each Pledgor hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such Pledgor at its address provided in Section 17, such service being hereby acknowledged by such Pledgor to be sufficient for personal jurisdiction in any action against such Pledgor in any such court and to be otherwise effective and binding service in every respect.  Nothing herein shall affect the right to serve process in any other manner permitted by law.

SECTION 23.         Waiver of Jury Trial. THE PLEDGORS AND SECURED PARTY HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT.  The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims.  Each of the Pledgors and Secured Party each acknowledge that this waiver is a material inducement for the Pledgors and Secured Party to enter into a business relationship, that the Pledgors and Secured Party have already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings.  The Pledgors and Secured Party further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.  In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

SECTION 24.         Intercreditor Agreement.  In the event of any conflict or inconsistency between this Agreement and the Intercreditor Agreement the provisions of the Intercreditor Agreement shall control.

SECTION 25.         Counterparts.  This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument, signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

IN WITNESS WHEREOF, Pledgors and Secured Party have caused this Agreement to be duty executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

PLEDGORS:	CIRCUS AND ELDORADO JOINT VENTURE
a Nevada general partnership

	By:	/s/ Gary Carano
Name:
Title: Chief Executive Officer

	Notice Address:	c/o Circus and Eldorado Joint Venture
407 North Virginia Street
Reno, Nevada 89501
		Attention:	Bruce Sexton

SILVER LEGACY CAPITAL CORP.,
a Nevada corporation, as Pledgor

	By:	/s/ Gary Carano
Name:
Title: President and CEO

	Notice Address:	c/o Circus and Eldorado Joint Venture
407 North Virginia Street
Reno, Nevada 89501
		Attention:	Bruce Sexton

SECURED PARTY:	THE BANK OF NEW YORK

	By:	/s/ John Guiliano
Name:
Title: Authorized Signatory

	Notice Address:	c/o United States Trust Company of New York
114 West 47th Street, 25th Floor
New York, New York 10036
Attention: Corporate Trust Agency